EXHIBIT 99.1
NX NETWORKS                                                         NEWS RELEASE
13595 DULLES TECHNOLOGY DRIVE, SUITE 100
HERNDON, VA  20171-3424
TEL:  703-742-6000   FAX:  703-742-4048
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FOR IMMEDIATE RELEASE:
   COMPANY CONTACT:                   Tony Morris
                                      Vice President of Marketing
                                      (703) 742-6000
                                      tony.morris@nxnetworks.com


                     NX NETWORKS RECEIVES ADDITIONAL FUNDING

HERNDON, VA -- MAY 14, 2001-- Nx Networks (Nasdaq: NXWX), a leading provider of voice and IP convergence solutions, announced today that it has closed a new round of financing totaling $2.4 million.

         "This most recent investment strengthens our equity capital base and allows us to move forward with our sales and product strategies " commented John DuBois, Nx Networks' Chairman and CEO." We continue to be well positioned to reach our goal of being cash flow positive at the end of the fourth quarter."

         The new funding closed on May 14, 2001. The complete terms of the financing will be contained in a Current Report on Form 8-K the Company will file with the Securities and Exchange Commission.

NOTE: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, SUBJECT TO REGISTRATION OR CERTAIN EXEMPTIONS THEREFROM, THESE SECURITIES MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA, ITS TERRITORIES OR POSSESSIONS.


ABOUT NX NETWORKS

NX NETWORKS, AN AWARD-WINNING PROVIDER OF INNOVATIVE INTERNET TELEPHONY SOLUTIONS, OFFERS A COMPLETE RANGE OF VOICE OVER INTERNET PROTOCOL (VOIP) GATEWAYS, AND VIRTUAL PRIVATE NETWORKING (VPN) ROUTERS. HEADQUARTERED IN HERNDON, VA, NX NETWORKS PROVIDES SECURE, SEAMLESS END-TO-END INTEROPERABILITY AND VOICE SERVICE PRODUCTS TO SERVICE PROVIDERS, CORPORATIONS, AND CARRIERS IN MORE THAN 83 COUNTRIES WORLDWIDE. THE COMPANY CONTINUES TO ENHANCE PERFORMANCE OF ITS NX 6000 SERIES CARRIER-CLASS MEDIA GATEWAY/ROUTER, NX 2200 MEDIA GATEWAY, AND NX 3000 SERIES GATEWAY ROUTER WHICH DRIVE THEIR FEATURE-RICH, SECURE, FLEXIBLE, SCALEABLE, EXPANDABLE, AND COST-EFFECTIVE NEXT GENERATION VOIP AND VPN VOICE AND DATA CONVERGENCE SOLUTIONS. ADDITIONAL INFORMATION ABOUT NX NETWORKS CAN ALSO BE FOUND ONLINE AT WWW.NXNETWORKS.COM OR BY CALLING 1-888-552-3300.





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NX NETWORKS                                                         NEWS RELEASE



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*SAFE HARBOR STATEMENT -- This press release contains forward-looking statements that involve a number of risks and uncertainties, including references to projected sales. Readers are cautioned that all forward-looking statements are subject to risks and uncertainties, including without limitation, the timing of new announcements or introductions by the company and its competitors, the acceptance of new products and services, the hiring and retention of key employees, competitive pricing pressures, the manufacturing of products, the need for capital, dependence on third parties for manufacturing, components and products, general economic conditions, and, with respect to Nx Networks, the risk factors detailed from time to time in its periodic reports and registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only of the date hereof. Nx Networks undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.